Exhibit 99.1
NEWS FROM ARDEN REALTY, INC.
FOR IMMEDIATE RELEASE

CONTACT:	Richard Davis (310) 966-2600
ARDEN REALTY, INC. REPORTS THIRD QUARTER 2005 FFO OF $0.63 PER SHARE AND
ANNOUNCES SALE ACTIVITIES
October 31, 2005
Los Angeles, California — Arden Realty, Inc. (NYSE/ARI), a Los Angeles-based office real estate investment trust, today reported Funds From Operations (FFO) for the third quarter of 2005 of $43.1 million or $0.63 per share on a fully diluted basis, compared with FFO of $43.0 million or $0.64 per share on a fully diluted basis for the third quarter of 2004.
Revenues from rental operations for the properties included in continuing operations for the third quarter of 2005 were $114.6 million, compared with $99.6 million for the third quarter of 2004. Net income for the third quarter of 2005 was $41.6 million or $0.62 per share on a fully diluted basis, compared with $11.2 million or $0.17 per share on a fully diluted basis for the third quarter of 2004. Gains on sale of discontinued properties were $33.9 million for the third quarter of 2005 or $0.50 per share on a fully diluted basis, compared with $0.9 million or $0.01 per share on a fully diluted basis for the third quarter of 2004.
At the end of the third quarter of 2005, our portfolio was 91.3% occupied and 93.1% leased, compared to 91.1% occupied and 92.5% leased at the end of the third quarter of 2004.
A quarterly dividend of $0.505 per share was declared on September 8, 2005 for holders of record as of September 30, 2005.
Total debt at September 30, 2005 was approximately $1.6 billion, representing approximately 36.1% of total market capitalization and 48.3% of gross asset value.
Arden Realty also announced the sale of the following properties for a total of approximately $55.8 million:

Property	Submarket	County	Date of Sale	Square Feet
Irvine Corporate Center	Greater Airport	Orange County	September 28, 2005	127,600
Oceangate Tower	Downtown Long Beach	Los Angeles County	September 28, 2005	211,600

				339,200

Including the sale of the two properties listed above, Arden has acquired approximately $349 million in office properties while selling approximately $149 million of non-core assets in 2005.
Arden Realty will host a conference call to discuss third quarter 2005 operating results on October 31, 2005, at 1:00 p.m. Eastern time. A live webcast (listen only mode) of the conference call will be available at this time. A hyperlink to the live webcast will be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com. A replay of the conference call may be heard by calling (888) 843-8996 (U.S.) or (630) 652-3044 (International), access code 5488537, from 3:00 p.m. Eastern time on October 31, 2005 through 3:00 p.m. Eastern time on November 14, 2005. During this period, an on-demand webcast replay of the call will also be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com.
Financial schedules, including a reconciliation of net income to FFO, follow. A detailed analysis of the quarter’s results can be obtained by viewing the Supplemental Operating and Financial Data available in
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the Investor Information section (Financial Reports) of our website at www.ardenrealty.com, or by calling Richard Davis, Arden Realty’s Chief Financial Officer, at the number listed above.
Arden Realty is a self-administered, self-managed real estate investment trust that owns, manages, leases, develops, renovates and acquires commercial office properties located in Southern California. As of September 30, 2005, our portfolio contained 116 properties comprised of 192 buildings and approximately 18.5 million net rentable square feet. For more information on our company, visit the Arden website at www.ardenrealty.com.
This press release, including the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pertaining to, among other things, our future results of operations, capital resources, portfolio performance, cash available for distribution, acquisitions, lease renewals, property development, property renovation, capital requirements, funds from operations, anticipated market and demographic conditions and general business, industry and economic conditions applicable to us. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology.
Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from our expectations include the availability and cost of capital for future investments, our ability to lease or re-lease space at current or anticipated rents, changes in the supply of and demand for our properties, changes in interest rate levels, risks associated with the development, acquisition or disposition of properties, competition within the industry, real estate and market conditions, and other risks detailed from time to time in our SEC filings. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance, including risks and factors included in other sections of this press release. In addition, we discussed a number of material risks in our annual report on Form 10-K for the year ended December 31, 2004. Those risks continue to be relevant to our performance and financial condition. We also operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
In addition, we expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they were made, to anticipate future results or trends.
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ARDEN REALTY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
Assets
Investment in real estate:
Commercial properties	$3,287,868	$2,876,989
Less: accumulated depreciation and amortization	(535,465)	(468,716)

	2,752,403	2,408,273
Properties under renovation	—	16,295
Land available for development	24,355	23,795
Properties held for disposition, net	—	103,618

Net investment in real estate	2,776,758	2,551,981

Cash and cash equivalents	12,465	13,040
Restricted cash	71,119	27,285
Rent and other receivables	6,609	5,953
Deferred rent	39,638	42,886
Prepaid financing costs, expenses and other assets, net	22,349	18,852

Total assets	$2,928,938	$2,659,997

Liabilities and Stockholders’ Equity
Mortgage loans payable	$422,114	$371,548
Mortgage loans payable — properties held for disposition	—	11,091
Unsecured lines of credit	234,000	121,500
Unsecured loans	150,000	125,000
Unsecured senior notes, net of discount	794,417	696,945
Accounts payable and accrued expenses	68,776	58,215
Security deposits	25,411	25,498
Dividends payable	33,845	33,494

Total liabilities	1,728,563	1,443,291
Minority interest	21,115	20,414

Stockholders’ Equity
Common stock	670	664
Additional paid-in capital	1,188,709	1,212,508
Deferred compensation	(10,240)	(12,830)
Accumulated other comprehensive income (loss)	121	(4,050)

Total stockholders’ equity	1,179,260	1,196,292

Total liabilities and stockholders’ equity	$2,928,938	$2,659,997

Note:	Prior period balance sheets have been reclassified to conform to the current period presentation.
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ARDEN REALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2005	2004		2005	2004
	(unaudited)			(unaudited)
Revenue
Revenues from rental operations:
Scheduled cash rents	$97,642	$84,964		$283,043	$251,023
Straight-line rents	532	27		2,210	1,427
Tenant reimbursements	5,522	5,227		14,984	13,892
Parking, net of expenses	7,409	6,062		20,098	17,418
Other rental operations	3,494	3,281		7,253	7,519

Total revenue	114,599	99,561		327,588	291,279

Expenses
Property expenses:
Repairs and maintenance	13,293	10,695		37,943	31,489
Utilities	10,936	9,254		26,504	23,468
Real estate taxes	8,335	7,277		25,097	22,038
Insurance	1,828	1,762		5,404	5,397
Ground rent	317	207		954	539
Property administrative	5,062	3,929		14,880	12,333

Total property expenses	39,771	33,124		110,782	95,264

General and administrative expense	7,101	4,823		22,906	13,972
Interest expense(1)	25,030	21,264		72,869	65,253
Depreciation and amortization	34,331	29,414		101,224	85,457
Interest and other loss (income)	289	179		1,433	(151)
Impairment on investment in securities	—	—		—	2,700
Minority interest	201	2,398	(2)	461	4,954	(2)

Income from continuing operations	7,876	8,359		17,913	23,830
Discontinued operations, net of minority interest	80	1,880		3,714	7,568
Gain on sale of discontinued properties	33,923	937		40,299	7,766
Loss from debt defeasance related to sales of discontinued properties	(278)	—		(835)	—

Net income	$41,601	$11,176		$61,091	$39,164

Net income per share:
Basic	$0.62	$0.17		$0.92	$0.60

Diluted	$0.62	0.17		$0.91	$0.60

Weighted average common shares:
Basic	66,784	65,485		66,545	65,141

Diluted	67,222	65,892		66,921	65,511

(1)	Excludes interest expense for loans secured by two properties sold which are classified as part of “discontinued operations.”

(2)	Includes approximately $1.1 million of issuance costs expensed in conjunction with the redemption of our Preferred Operating Partnership Units on September 28, 2004.

Note:	Operating results in prior periods have been reclassified to conform to the current period presentation for the properties which have been classified as “discontinued operations.”
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ARDEN REALTY, INC.
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2005	2004		2005	2004
Funds From Operations:(1)
Net Income	$41,601	$11,176		$61,091	$39,164
Plus -
Depreciation and minority interest from discontinued operations	910	3,094		2,399	9,691
Depreciation and amortization	34,331	29,414		101,224	85,457
Minority interest	201	1,322	(2)	461	3,878	(2)
Less -
Gain on sale of discontinued properties	33,923	937		40,299	7,766
Income allocated to Preferred Operating Partnership Units	—	1,078	(2)	—	3,234	(2)

Funds From Operations:(3)	$43,120	$42,991		$124,876	$127,190

Per share:
Funds from Operations — Diluted	$0.63	$0.64		$1.82	$1.89

Dividends declared	$0.505	$0.505		$1.515	$1.515

Weighted average shares and Operating Partnership Units outstanding — Diluted	68,927	67,564		68,636	67,188

(1)	We believe that funds from operations, or FFO, is a useful supplemental measure of our operating performance. We compute FFO in accordance with standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles, or GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO, by excluding depreciation costs, the gains or losses from the sale of operating real estate properties and extraordinary items as defined by GAAP, provides an additional perspective on our operating results. However, because these excluded items have real economic effect, FFO is a limited measure of performance.

FFO captures trends in occupancy rates, rental rates and operating costs. FFO excludes depreciation and amortization costs and it does not capture the changes in value in our properties that result from use or changes in market conditions or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. Therefore, its ability to measure performance is limited.

Because FFO excludes significant economic components of net income determined in accordance with GAAP, FFO should be used as an adjunct to net income and not as an alternative to net income. FFO should also not be used as an indicator of our financial performance, or as a substitute for cash flow from operating activities determined in accordance with GAAP or as a measure of our liquidity. FFO is used by investors to compare our performance with other REITs. Other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs.

(2)	Excludes approximately $1.1 million of issuance costs expensed in conjunction with the redemption of our Preferred Operating Partnership Units on September 28, 2004.

(3)	Includes approximately $1.6 million and $0.8 million in non-cash compensation expense for the three months ended September 30, 2005 and 2004, respectively, and approximately $3.8 million and $2.3 million in non-cash compensation expense for the nine months ended September 30, 2005 and 2004, respectively.
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